Exhibit 99.1

Codorus Valley Bancorp, Inc.

Declares Quarterly Cash Dividend

FOR IMMEDIATE RELEASE -- York, Pennsylvania – January 9, 2019

On January 8, 2019, the Board of Directors of Codorus Valley Bancorp, Inc. (Nasdaq: CVLY), the parent company of PeoplesBank, A Codorus Valley Company, declared a regular quarterly cash dividend of $0.16 per common share, payable on February 12, 2019, to shareholders of record at the close of business on January 22, 2019.

With assets of approximately $1.8 billion, PeoplesBank, A Codorus Valley Company, is a wholly-owned subsidiary of Codorus Valley Bancorp, Inc., the largest independent financial institution headquartered in York County, Pennsylvania. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. Codorus Valley Bancorp, Inc.’s Common Stock is listed on the NASDAQ Global Market under the symbol CVLY.

Questions or comments concerning this Press Release should be directed to:

Codorus Valley Bancorp, Inc.
Larry J. Miller, Chairman, President and CEO	Larry D. Pickett, CPA - Treasuer
717-747-1500	717-747-1502
lmiller@peoplesbanknet.com	lpickett@peoplesbanknet.com

Press Release

Codorus Valley Corporate Center

105 Leader Heights Road, York, PA 17403

717-747-1519